Exhibit 99.1


                    STATEMENT OF CHIEF EXECUTIVE OFFICER AND
           CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

        In connection with the Form 10-QSB of Central Virginia Bankshares, Inc. for the quarter ended September 30, 2002, we, Ralph Larry Lyons, President and Chief Executive Officer of Central Virginia Bankshares, Inc., and Charles F. Catlett, III, Senior Vice President and Chief Financial Officer of Central Virginia Bankshares, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

         (a) such Form 10-Q for the quarter ended September 30, 2002 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

         (b) the information contained in such Form 10-Q for the quarter ended September 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of Central Virginia Bankshares, Inc. as of, and for, the periods presented in such Form 10-QSB.



         By: /s/Ralph Larry Lyons                      Date:  November 14, 2002
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                Ralph Larry Lyons
                President and Chief Executive Officer



         By: /s/Charles F. Catlett, III                 Date:  November 14, 2002
            -----------------------------------------
                Charles F. Catlett, III
                Senior Vice President and Chief
                Financial Officer